Exhibit 99.1

INFORMATION

FOR IMMEDIATE RELEASE	Furniture Brands International, Inc. 101 South Hanley Road St. Louis, Missouri 63105

For Further Information Call Lynn Chipperfield 314-863-1100

FURNITURE BRANDS INTERNATIONAL REPORTS SALES AND EARNINGS FOR THE SECOND QUARTER OF 2007

St. Louis, Missouri, August 1, 2007 -- Furniture Brands International (NYSE:FBN) announced today its financial results for the second quarter and six months ended June 30, 2007.

Operating Results

Net sales for the second quarter of 2007 were $535.2 million compared to $601.3 million in the second quarter of 2006, a decrease of 11.0%. Net earnings for the second quarter of 2007 were $5.8 million, down from $17.0 million in the second quarter of last year. Diluted earnings per common share were $0.12 in the second quarter of 2007 as compared to $0.35 in the second quarter of last year.

Reported financial results for the second quarters of 2007 and 2006 include several special items and restructuring charges. Excluding the effect of these items, diluted earnings per common share results were $0.09 for the 2007 quarter and $0.36 for the 2006 quarter.

Net sales for the first half of 2007 were $1,109.0 million compared to $1,262.7 million in the first half of 2006, a decrease of 12.2%. Net earnings for the first half of 2007 were $8.7 million compared to $47.2 million in the first half of 2006. Diluted earnings per common share were $0.18 in the first half of 2007 compared to $0.96 in the first half of 2006. Excluding special items and restructuring charges, earnings per common share for the six months ended June 30, 2007 totaled $0.17 compared to $0.87 for the comparable 2006 period.

A description and reconciliation of GAAP earnings to earnings after special items and restructuring charges for the three months and six months ended June 30, 2007 and 2006 are included later in this release.

Management Comments

W. G. (Mickey) Holliman, Chairman and Chief Executive Officer, commented: “Our second quarter top-line performance reflects the continued difficult operating environment in the furniture industry. Sluggish economic activity has dampened demand for discretionary spending by many consumers. We are meeting this situation with fresh product offerings as well as promotions to keep our family of brands in the consumer’s eye. The earnings per share impact of this downward trend was modestly offset this quarter by a gain related to a treasury lock agreement as described below, and by the decreased provisions for management incentive compensation.

“During the quarter we also made substantial progress in creating a capital structure that better matches our long-term financial goals. We believe this asset-backed lending facility will provide the adequate liquidity to respond to market conditions and accommodate growth initiatives. We expect to have this new facility in place well before the August 14 target date.”

Mr. Holliman continued, “After several months of careful study, our management team has now concluded its strategic review of our industry and how Furniture Brands can best deliver value to its shareholders. This broad-reaching review touches on every aspect of how we do business, from raw material supply chain to manufacturing to how we engage the customer. Ralph Scozzafava, Vice-Chairman and Chief Executive Officer Designate, is heading this effort and will present our team’s plan to the board this week. As we share these strategies with our board and down through our management team and employees, we expect to provide updates to the investment community, culminating with a robust investor event in New York in the early fall. We plan to share more information on this process in the coming months.”

Outlook

Mr. Holliman concluded, “With respect to the third quarter, we expect net earnings per diluted common share to be in a range of a loss of $0.19 to $0.15. However, excluding the effect of $0.17 per share in make-whole charges in the quarter under the Note Purchase Agreement described below, and $0.04 per share in restructuring, asset impairment, and severance charges, we expect adjusted net earnings per diluted common share to be in a range of $0.02 to $0.06.”

Reconciliation of Non-GAAP Measurements to GAAP Results

In this press release, our financial results are provided both in accordance with generally accepted accounting principles (GAAP), and using certain non-GAAP financial measures. In particular, we provide historic and estimated future net earnings per diluted common share excluding certain charges related to our debt refinancing and related to restructuring, asset impairment, and severance, which are non-GAAP financial measures. These results, which are consistent with our internal reporting, are included as a complement to results provided in accordance with GAAP because we believe these non-GAAP financial measures help indicate underlying trends in our business and provide useful information to both management and investors by excluding certain items that are not indicative of our core operating results. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results.

On June 29, 2007, we announced the signing of a Second Amendment to our existing Note Purchase Agreement. In exchange for temporary covenant relief under that agreement, and in anticipation of a refinancing of our long-term debt, we agreed to prepay in full no later than August 15, 2007 the outstanding principal amount of the 6.83% Senior Notes, plus the payment of a make-whole amount. As a result of this anticipated refinancing, we discontinued hedge accounting treatment on a treasury lock agreement and recorded a gain of $4.1 million ($0.05 per diluted common share) during the second quarter of 2007 in Other Income in our Consolidated Statements of Operations. During the quarter, we also recorded the amortization of the make-whole payment applicable to the second quarter of 2007, resulting in additional interest expense of $0.6 million ($0.01 per diluted common share). Also included in the 2007 second quarter net earnings were restructuring, asset impairment, and severance charges totaling $1.4 million, or $.02 per diluted common share.

Included in the 2006 second quarter net earnings were restructuring, asset impairment, and severance charges totaling $0.8 million, or $0.01 per diluted common share.

Included in net earnings for the first half of 2007 was a gain of $4.1 million resulting from the termination of hedge accounting due to the anticipated refinancing of the Senior Notes partially offset by recording a portion of the make-whole payment in the quarter as set forth above. Also included in the 2007 first half net earnings were restructuring, asset impairment, and severance charges totaling $2.6 million, or $0.04 per diluted common share. In addition, the first half of 2007 includes the effect of $1.9 million, or $0.02 per diluted common share, in increased interest expense due to the upfront recognition of the gain on the interest rate swaps at the end of the first quarter of 2006.

Included in the 2006 first half net earnings was a gain of $8.5 million ($0.11 per diluted common share) from the termination of hedge accounting on an interest rate swap due to the refinancing of the revolving credit facility in the second quarter of 2006. Also included in the 2006 first half net earnings were restructuring, asset impairment, and severance charges totaling $1.6 million, or $0.02 per diluted common share.

A tabular reconciliation of non-GAAP to GAAP results is included in the appendices to this release.

Upcoming Investor Events

A conference call will be held to discuss the second quarter results at 7:30 a.m. (Central Time) on August 2, 2007. The call can be accessed on the company’s website at furniturebrands.com under “Investor Info”. Access to the call and the release will be archived for one year.

About Furniture Brands

Furniture Brands International is one of America’s largest residential furniture companies. The company produces, sources, and markets its products under six of the best-known brand names in the industry - Broyhill, Lane, Thomasville, Henredon, Drexel Heritage, and Maitland-Smith.

Matters discussed in this release and in our public disclosures, whether written or oral, relating to future events or our future performance, including any discussion, express or implied, of our anticipated growth, operating results, future earnings per share, plans and objectives, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are often identified by the words “believe”, “positioned”, “estimate”, “project”, “target”, “continue”, “intend”, “expect”, “future”, “anticipates”, and similar expressions that are not statements of historical fact. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Our actual results and timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited to, those set forth under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2006, our quarterly reports on Form 10-Q, elsewhere in this release, and in our other public filings with the Securities and Exchange Commission. Such factors include, but are not limited to: changes in economic conditions; loss of market share due to competition; failure to forecast demand or anticipate or respond to changes in consumer tastes and fashion trends; failure to achieve projected mix of product sales; business failures of large customers; distribution and cost savings programs; manufacturing realignments; increased reliance on offshore (import) sourcing of various products; fluctuations in the cost, availability and quality of raw materials; product liability uncertainty; environmental regulations; future acquisitions; impairment of goodwill and other intangible assets; anti-takeover provisions which could result in a decreased valuation of our common stock; loss of funding sources; our ability to open and operate new retail stores successfully; our ability to complete our new credit facility and repay our Senior Notes on or prior to August 15, 2007; and our ability to comply with financial and other covenants in our debt agreements. It is routine for internal projections and expectations to change as the year or each quarter in the year progresses, and therefore it should be clearly understood that all forward-looking statements and the internal projections and beliefs upon which we base our expectations included in this report or other periodic reports are made only as of the date made and may change. While we may elect to update forward-looking statements at some point in the future, we do not undertake any obligation to update any forward-looking statements whether as a result of new information, future events or otherwise.

FURNITURE BRANDS INTERNATIONAL

CONSOLIDATED OPERATING RESULTS

(in thousands except per share data)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2007	2006	2007	2006
Net sales	$ 535,221	$ 601,275	$ 1,108,970	$ 1,262,720
Cost of sales	419,398	465,120	868,912	972,626
Gross profit	115,823	136,155	240,058	290,094
Selling, general & administrative expenses	105,870	106,020	220,700	222,584
Earnings from operations	9,953	30,135	19,358	67,510
Interest expense	6,219	4,727	11,292	7,688
Other income, net	5,964	2,040	6,404	12,578
Earnings before income tax expense	9,698	27,448	14,470	72,400
Income tax expense	3,890	10,470	5,785	25,200
Net earnings	$ 5,808	$ 16,978	$ 8,685	$ 47,200

Net earnings per common share (diluted)	$ 0.12	$ 0.35	$ 0.18	$ 0.96

Weighted average diluted common shares outstanding	48,444	48,853	48,390	49,186

Reconciliation of Non-GAAP Financial Measures

Included in the Consolidated Statements of Operations are restructuring charges and the impact of terminating two cash flow hedges (terminated in the quarters ended June 30, 2007 and March 31, 2006). The following reconciliation of net earnings shows the breakdown of these charges and their impact on operations. We believe this reconciliation provides a meaningful comparison of our ongoing operations.

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2007	2006	2007	2006
Net earnings, as reported	$5,808	$16,978	$8,685	$47,200

Adjustments increasing (decreasing) earnings:
Restructuring charges (1)
Cost of sales	1,150	1,084	1,581	1,514
Selling, general & administrative expenses	290	(300)	1,038	44
Termination of hedge accounting (2)	(3,493)	—	(3,493)	(8,503)
Adjustments - total	(2,053)	784	(874)	(6,945)
Income tax expense (benefit)	(734)	274	(321)	(2,550)
Adjustments - net	(1,319)	510	(553)	(4,395)

Net earnings, as adjusted	$4,489	$17,488	$8,132	$42,805

Net earnings per common share (diluted), as reported	$0.12	$0.35	$0.18	$0.96

Adjustments increasing (decreasing) earnings per share:
Restructuring charges (1)	0.02	0.01	0.04	0.02
Termination of hedge accounting (2)	(0.05)	—	(0.05)	(0.11)
Total adjustments	(0.03)	0.01	(0.01)	(0.09)

Net earnings per common share (diluted), as adjusted	$0.09	$0.36	$0.17	$0.87

(1) Restructuring charges include asset impairment, severance, and other closing costs associated with the previously announced plant shutdowns.

(2) Adjustment for the three and six months ended June 30, 2007 includes a gain of $4,088 in Other Income from discontinuing hedge accounting on a treasury lock agreement as a result of the anticipated refinancing of the senior notes in the third quarter of 2007. Also included is the amortization of the make-whole payment applicable to the second quarter of 2007, which resulted in additional interest expense of $595. Adjustment for the six months ended June 30, 2006 represents the gain from the termination of hedge accounting on an interest rate swap due to the refinancing of the revolving credit facility in the second quarter of 2006.

The adjustments in the above reconciliation of non-GAAP financial measures excludes the impact of $0.02 per share in the first half of 2007 related to the increased interest expense due to the upfront recognition of the gain on the interest rate swaps at the end of the first quarter of 2006.

FURNITURE BRANDS INTERNATIONAL

CONSOLIDATED BALANCE SHEETS

(in thousands)

	June 30,	December 31,
	2007	2006
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$92,543	$26,565
Receivables, less allowances of $27,806 ($29,025 at December 31, 2006)	327,169	362,557
Inventories	482,859	502,070
Prepaid expenses and other current assets	48,434	49,982
Total current assets	951,005	941,174

Property, plant and equipment, net	209,415	221,398
Intangible assets	352,323	352,323
Other assets	43,757	43,308
	$1,556,500	$1,558,203

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Current maturities of long-term debt	$300,800	$10,800
Accounts payable	105,305	94,515
Accrued expenses and other current liabilities	83,741	83,241
Total current liabilities	489,846	188,556

Long-term debt	—	300,800
Other long-term liabilities	156,662	158,132

Shareholders’ equity	909,992	910,715
	$1,556,500	$1,558,203

FURNITURE BRANDS INTERNATIONAL

CONSOLIDATED STATEMENT OF CASH FLOWS

(in thousands)

(Unaudited)

	Six Months Ended
	June 30,	June 30,
	2007	2006
Cash flows from operating activities:
Net earnings	$8,685	$47,200
Adjustments to reconcile net earnings to net cash
provided (used) by operating activities:
Depreciation and amortization	16,316	19,397
Compensation expense related to stock option grants and restricted stock awards	1,895	3,154
Tax benefit from the exercise of stock options	—	527
Provision (benefit) for deferred income taxes	(2,023)	(4,927)
Other, net	(3,402)	(8,803)
Changes in operating assets and liabilities:
Accounts receivable	33,976	(22,329)
Inventories	25,653	(55,946)
Prepaid expenses and other assets	1,407	2,701
Accounts payable and other accrued expenses	9,417	4,095
Other long-term liabilities	7,876	10,174
Net cash provided (used) by operating activities	99,800	(4,757)

Cash flows from investing activities:
Acquisition of stores, net of cash acquired	(4,241)	—
Proceeds from the disposal of assets	5,961	4,496
Additions to property, plant and equipment	(8,205)	(14,464)
Net cash used by investing activities	(6,485)	(9,968)

Cash flows from financing activities:
Proceeds from the termination of swaps	—	8,623
Payments for debt issuance costs	(1,042)	(1,185)
Additions to long-term debt	4,000	450,000
Payments of long-term debt	(14,800)	(450,800)
Proceeds from the exercise of stock options	—	8,095
Tax benefit from the exercise of stock options	—	527
Payments of cash dividends	(15,495)	(15,804)
Payments for the purchase of treasury stock	—	(40,075)
Net cash used by financing activities	(27,337)	(40,619)

Net increase (decrease) in cash and cash equivalents	65,978	(55,344)
Cash and cash equivalents at beginning of period	26,565	114,322
Cash and cash equivalents at end of period	$92,543	$58,978

Supplemental disclosure:
Cash payments for income taxes, net	$3,812	$42,339

Cash payments for interest expense	$9,587	$4,397